EXHIBIT 4.3
                         FORM OF STOCK OPTION AGREEMENT
                     FOR OPTIONS GRANTED UNDER THE 1994 ISOP












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                        INCENTIVE STOCK OPTION AGREEMENT


                  AGREEMENT made as of the 15th day of July, 1994, by and between MOVIE STAR, INC., a New York corporation (the "Company"), and (the "Employee").

                  WHEREAS, on July 15, 1994 (the "Grant Date"), pursuant to the terms and conditions of the Company's 1994 Incentive Stock Option Plan (the "Plan"), the Compensation Committee of the Board of Directors of the Company (the "Committee") authorized the grant to the Employee of an option (the "Option") to purchase an aggregate of 10,000 shares of the authorized but unissued Common Stock of the Company, $.01 par value (the "Common Stock"), conditioned upon the Employee's acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and

                  WHEREAS, the validity of all options, including the Option, is subject to and conditioned upon the stockholders of the Company approving the Plan on or before July 14, 1995; and

                  WHEREAS, the Employee desires to acquire the Option on the terms and conditions set forth in this Agreement;

                  IT IS AGREED:

     1. Grant of Stock Option. Subject to and conditioned upon (i) approval of the Plan by the stockholders of the Company on or before July 14, 1995 (the "Approval"), and (ii) immediately following such Approval, the cancellation and surrender of all options granted to the Employee prior to the date hereof to purchase the Company's Common Stock, the Company hereby grants the Employee the Option to purchase all or any part of an aggregate of 10,000 shares of Common Stock (the "Option Shares") on the terms and conditions set forth herein and subject to the provisions of the Plan.







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     2. Incentive Stock Option.  The Option represented hereby is intended to be an Option which qualifies as an "Incentive Stock Option" under Section 422 of the Internal Revenue Code of 1986, as amended.

     3. Exercise Price. The exercise price of the Option shall be $1.125 per share, subject to adjustment as hereinafter provided.

     4. Exercisability. This Option is exercisable, subject to the terms and conditions of the Plan, as follows: (i) the right to purchase 20% of the Option Shares (2,000 shares) shall be exercisable on and after July lst in the calendar year following the calendar year in which Approval is obtained, and (ii) the right to purchase an additional 20% of the Option Shares (2,000 shares) shall be exercisable on and after July lst in each calendar year thereafter. After a portion of the Option becomes exercisable, it shall remain exercisable except as otherwise provided herein, until the close of business on July 14, 2004 (the "Exercise Period").

     5. Effect of Termination of Employment. If the Employee's employment by the Company terminates for any reason, the portion of the Option not yet exercisable on the date of termination of employment shall immediately expire. The portion of the Option which is exercisable on the date of termination of employment shall be exercisable by the Employee at any time during the ninety (90) day period following the termination of employment; provided, however, that (i) in the event that said employment is terminated as a result of the permanent and total disability of the Employee, then the Employee's right to exercise the Option shall terminate on the day preceding the first anniversary of the date of termination by reason of such disability; and (ii) in the event that the Employee's employment is terminated because of death (or if death occurs within ninety days after termination of the Employee's employment for reasons other than those set forth in clause (i) above), then the Option shall be exercisable by the Employee's personal representative or






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heirs,  as the case may be,  within  ninety (90) days after the date of death of the Employee if and to the extent that it was exercisable at the date of the termination of employment.

     6. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Employee for Federal income tax purposes with respect to the Option, the Employee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from the Company.

     7. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, consolidation, recapitalization, dividend (other than cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the number of issued shares of Common Stock, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option in order to prevent the dilution or enlargement of the Employee's proportionate interest in the Company and the rights hereunder, provided that the number of Option Shares shall always be a whole number.

     8. Method of Exercise.

                           8.1.     Notice to the Company.  The Option shall be
exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.







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                           8.2.    Delivery of Option Shares.  The Company shall
deliver a certificate for the Option Shares to the Employee as soon as practicable after payment therefor.

                           8.3.     Payment of Purchase Price.  The Employee
shall make cash payments by certified or bank check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

     9. Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Employee. No transfer of the Option by the Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

     10. Company Representations. The Company hereby represents and warrants to the Employee that:

                           (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

                           (ii) the Option Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

     11. Employee Representations. The Employee hereby represents and warrants to the Company that







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                           (i)      he or she is acquiring the Option and shall
         acquire the Option Shares for his or her own account and not with a view towards the distribution thereof;

                           (ii) he or she has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

                           (iii) he or she understands that he or she must bear the economic risk of the investment in the Option Shares, which cannot be sold by him or her unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

                           (iv) in his or her position with the Company, he or she has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

                           (v) he or she is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

                           (vi) The certificates evidencing the Option Shares shall bear the following legends:





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                           "The shares represented by this certificate have been
                           acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of July 15, 1994, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."


     12. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Employee hereby agrees that he or she shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him or her without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Employee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

     13. Miscellaneous.

                           13.1.    Notices.  All notices, requests, deliveries,
payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

                           13.2.    Plan Paramount; Conflicts with Plan.
This Agreement and the Option shall, in all respects, be subject






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to the terms and conditions of the Plan,  whether or not stated  herein.  In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

                           13.3.    Stockholder Rights.  The Employee shall
not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

                           13.4.    Waiver.  The waiver by any party hereto
of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                           13.5.    Entire Agreement.  This Agreement
constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Employee and the Company.

                           13.6.    Binding Effect; Successors.  This Agree
ment shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

                           13.7.    Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

                           13.8.    Headings.  The headings contained herein
are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.






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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  signed  this
Agreement as of the day and year first above written.

MOVIE STAR, INC.                                     Address:
                                                     136 Madison Avenue
                                                     New York, New York 10016

By:
  ----------------------------
   MARK M. DAVID, CHAIRMAN


EMPLOYEE:                                            Address:

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                                                                    EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION

--------------------
      DATE

Movie Star, Inc.
136 Madison Avenue
New York, New York  10016

Attention:  The Board of Directors

                           Re:      Purchase of Option Shares

Gentlemen:

                  In accordance with my Stock Option Agreement dated as of July 15, 1994 ("Agreement") with Movie Star, Inc. (the "Company"), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company's common stock, par value $.01 per share ("Common Stock"), which are being purchased for investment and not for resale.

                  As payment for my shares, enclosed is a certified or bank
check payable to Movie Star, Inc. in the sum of $              .

                  I hereby represent, warrant to, and agree with, the Company that

                           (i) I am acquiring the Option and shall acquire the Option Shares for my own account and not with a view towards the distribution thereof;

                           (ii) I have received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

                           (iii) I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

                           (iv) in my position with the Company, I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;







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                           (v) I am aware  that the  Company  shall  place  stop
         transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

                           (vi) my rights with respect to the Option Shares shall, in all respects, be subject to the terms and conditions of this Company's 1993 Stock Option Plan and this Agreement; and

                           (vii) the certificates evidencing the Option Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of July 15, 1994, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

Kindly forward to me my certificate at your earliest convenience.

Very truly yours,


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(Signature)                                          (Address)

------------------------------              ------------------------------
(Print Name)                                          (Address)

                                            ------------------------------
                                               (Social Security Number)








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